EXHIBIT 5.1

Sichenzia  Ross  Friedman  Ference  LLP
1065 AVENUE OF THE AMERICAS NEW YORK NY 10018
TEL 212 930 9700   FAX 212 930 9725   WEB WWW. SRFF.COM

October 27, 2005

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, D.C. 20549

Re:	Xenomics, Inc.

Ladies and Gentlemen:

We refer to Amendment No. 1 to the registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Xenomics, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission on October 27, 2005.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the Florida Business Corporation Act, as applied by courts located in Florida, and the applicable provisions of the Florida Constitution and the reported judicial decisions interpreting those laws, and we express no opinion as to the laws of any other jurisdiction.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP